UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2026

BRIGHTLINE INTERACTIVE, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40556	81-2958271
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21745 Red Rum Drive

Ashburn, VA 20147

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (703)-594-7496

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BTLN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignation

On October 6, 2026, Brian Archer, a member of the Board of Directors (the “Board”) of Brightline Interactive, Inc. (the “Company”), Chair of the Audit Committee of the Board and member of the Compensation Committee and Nominating and Corporate Governance Committee of the Board, tendered his resignation to the Board effective as of the consummation of the Company’s 2026 annual meeting of shareholders (the “Annual Meeting”). Mr. Archer will serve out the remainder of his term on the Board and committees until the close of the Annual Meeting. Mr. Archer’s decision to resign was not related to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. The Board intends to appoint Mr. Archer’s successor no later than its first meeting following the Annual Meeting.

CFO Employment Agreement

As previously disclosed, on June 1, 2026, the Board appointed William Keneally as the Company’s Chief Financial Officer. In connection with Mr. Keneally’s appointment, on October 9, 2026, the Company entered into a consulting services agreement (the “Agreement”) with CXO Partners (“CXO”). Pursuant to the Agreement, effective as of June 16, 2026 through February 15, 2027, the Company will pay CXO a monthly fee of $15,000 for Chief Financial Officer services, which will be performed by Mr. Keneally.

Mr. Keneally is not entitled to participate in the Company’s employee benefit plans. The agreement further provides that CXO may remove or reassign personnel assigned to the engagement, subject to notice to the Company when practicable. Unless otherwise provided in the applicable statement of work, either party may terminate the agreement without cause upon 60 days’ written notice. Either party may also terminate the agreement for cause if the other party fails to cure identified nonperformance within 15 days after receiving written notice. Upon termination, the Company must pay CXO for services performed and expenses incurred through the termination date.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Board Reclassification

On October 13, 2026, the Board completed a process to reclassify the membership of the Board’s three director classes in order to achieve a more equal appointment of membership among the three director classes. Accordingly, effective October 13, 2026, Major General Pete Fesler, USA (Ret.), a member of the Board, was reclassified from a Class I Director (with a term expiring at the Company’s 2027 Annual Meeting of Stockholders), to a Class III Director (with a term expiring at the Company’s 2026 Annual Meeting of Stockholders). The reclassification of Mr. Fesler was effected solely for the purpose of achieving a more equal apportionment of membership among the Board’s three classes of Directors.

Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words like “intends,” “will” and “may,” or the negative thereof or other variations thereon or comparable terminology are used to identify forward-looking statements, although not all forward-looking statements contain these words. Although the Company believes that it is basing its expectations and beliefs on reasonable assumptions within the bounds of what is currently known about its business and operations, there can be no assurance that actual results will not differ materially from what the Company expects or believes. Some of the factors that could cause the Company’s actual results to differ materially from its expectations or beliefs are disclosed in the “Risk Factors” section, as well as other sections, of its reports filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date on which they are made and the Company undertakes no duty to update or revise any forward-looking statements, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Consulting Service Agreement, dated as of October 9, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGHTLINE INTERACTIVE, INC.

Date: October 13, 2026	/s/ Tyler Gates
	Name:	Tyler Gates
	Title:	President and Chief Executive Officer